EXECUTION COPY



                              EMPLOYMENT AGREEMENT



                  EMPLOYMENT AGREEMENT made and entered into effective as of August 21, 2000 by and between Arinco Computer Systems Inc., a New Mexico corporation (the "Company"), and Matthew Ryan (the "Executive").

                  WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment and considers it essential to its best interests and the best interests of its stockholders to foster the employment of the Executive by the Company during the term of the Agreement;

                  WHEREAS, the Executive desires to accept such employment and enter into such an agreement; and

                  WHEREAS, the Executive is willing to accept employment on the terms hereinafter set forth in this agreement (the "Agreement").

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

                  1.       TERM OF EMPLOYMENT. Subject to the provisions of
Section 8, the Executive shall be employed by the Company for a period commencing on the date hereof (the "Commencement Date") and ending on the third anniversary of the Commencement Date; PROVIDED, HOWEVER, that such term shall be automatically extended for additional one (1) year periods unless, no later than 120 days prior to the expiration of the initial period (or any extension thereof pursuant to this Section 1), either party hereto shall provide written notice of its or his desire not to extend the term hereof to the other party hereto (the initial period together with each one-year extension shall be referred to hereinafter as the "Employment Term").

                  2.       POSITION.

                           (a)     The Executive shall serve as the Chief
Executive Officer of the Company and of eHothouse, Inc. ("eHothouse"). In such position, the Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company (the "Board"), consistent with his position, including without limitation, the performance of all services for eHothouse that a Chief Executive Officer of such an enterprise would perform, until such time as the Board shall provide otherwise. If elected, the Executive shall also serve on the Board without additional compensation.

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                                                                               2

                           (b)      During the Employment Term, the Executive
shall devote substantially all of his business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise which would conflict with rendering such services either directly or indirectly, without the prior written consent of the Board.

                           (c)      The parties acknowledge that the Executive's
principal place of business shall be within 50 miles of New York City ("NYC metropolitan area"). However, the Executive acknowledges that in the performance of his duties hereunder, he may be required to travel from time to time outside of his principal place of business. Such travel shall be limited to circumstances in which travel is reasonably necessary to promote the business of the Company; and reasonable advance notice of such travel shall be given to the Executive when possible. Executive shall be reimbursed for all of his expenses in connection with such travel.

                  3. BASE SALARY. During the Employment Term, the Company shall pay the Executive a base salary (the "Base Salary") at the annual rate of $225,000 payable in regular installments in accordance with the Company's usual payroll practices and any increase in the Executive's Base Salary shall be determined by the Board or by the Compensation Committee of the Board. Notwithstanding the foregoing, the Executive's Base Salary shall be reduced by any salary or bonus received from a subsidiary or affiliate of the Company in connection with the Executive's performance of services for such subsidiary or affiliate of the Company.

                  4. BONUS. The Executive shall be afforded the opportunity to earn a cash bonus in respect of each calendar year ending during the Employment Term (each year's award granted pursuant to this Section 4 shall hereinafter be referred to as the "Bonus"). The amount of the Bonus shall be determined by the Board in its sole discretion and shall not exceed 100% of the Executive's Base Salary with respect to such year.

                  5.       EQUITY.

                           (a)      Contingent upon (i) the Executive's
execution of a Stock Option Agreement (as defined below) and (ii) the approval of the Plan by the stockholders of the Company at the annual meeting of the stockholders of the Company on or about September 12, 2000, the Company shall grant to the Executive pursuant to the Arinco Computer Systems Inc. 2000 Stock Option Plan (the "Plan"), as of the Commencement Date, an option to purchase 3,000,000 shares of the Company's Common Stock (the "Option") at Fair Market Value (as defined in the Plan). The Option shall be subject to the terms and conditions set forth in an agreement (the "Stock Option Agreement") entered into by and between the Company and the Executive evidencing such award which shall be annexed hereto as Exhibit A. The Executive shall also be eligible to receive from time to time, or at any time, additional option grants at the discretion of the Board.

                           (b)      The Executive shall be eligible to
participate in any other incentive plan or program that may be made available to officers or employees of the Company established by the Board in accordance with the terms of such plans.

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                                                                               3

                  6. EMPLOYEE BENEFITS. During the Employment Term, the Executive shall be provided with benefits on the same basis as benefits are generally made available to other senior executives of the Company. The Company will provide $2,000,000 term life insurance. Without limiting the foregoing, the Company intends to adopt a medical plan and agrees that the Executive shall be eligible to participate in such plan.

                  7. BUSINESS EXPENSES. During the Employment Term, reasonable business expenses incurred by the Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies.

                  8. TERMINATION. Notwithstanding any other provision of the Agreement:

                           (a)      FOR CAUSE BY THE COMPANY. The Employment
Term and the Executive's employment hereunder may be terminated by the Company for "Cause." For purposes of the Agreement, "Cause" shall mean (i) conviction of, or entry of a pleading of guilty or nolo contendre by the Executive with respect to, a felony or any lesser crime a material element of which is fraud or dishonesty under federal or state law; (ii) the Executive's willful dishonesty towards the Company, (iii) the Executive's material, knowing or intentional failure to comply with applicable laws with respect to the execution of the Company's business operations, (iv) his material breach of the Agreement after receiving written notice of such breach and after receiving a reasonable opportunity to correct such breach; (v) the Executive's theft, fraud, embezzlement, dishonesty or similar conduct which has resulted or is likely to result in damage to the Company or any of its affiliates or subsidiaries or (vi) the Executive's failure to follow the lawful instructions of the Board after receiving written notice of such failure and after receiving a reasonable opportunity to correct such failure. If the Executive is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination.

                           (b)      DISABILITY. The Employment Term and the
Executive's employment hereunder may be terminated by the Company if the Executive becomes physically or mentally incapacitated and is therefore unable, for a period in excess of ninety (90) consecutive days or for a period of one hundred twenty (120) days during any consecutive twelve (12) month period, to perform his duties hereunder (such incapacity is hereinafter referred to as "Disability"). Upon the Executive's termination on account of Disability, the Executive shall be entitled to receive his Base Salary through the six (6) month anniversary of such termination.

                           (c)      DEATH. Upon termination of the Executive's
employment hereunder for death, the Executive's estate shall be entitled to receive his Base Salary through the date of his death.

                           (d)      EHOTHOUSE MATTERS.

                                   (i)      If the Company does not consummate
its acquisition of eHothouse (the "eHothouse Closing") within 60 days of the Commencement Date, then the Executive or the Company may terminate the Employment Term upon a Notice of Termination (as defined below) given within five business days after the 60th day of the Commencement Date. Such notice must specify that such termination is pursuant to this Section

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                                                                               4

8(d)(i). In the event of such a termination pursuant to this Section 8(d)(i), the Executive shall continue to receive his Base Salary for six (6) months after the date of such termination. Notwithstanding anything herein to the contrary, the option grant to the Executive pursuant to Section 5(a) shall terminate as of the date of such termination.

                                    (ii)    If the Board does not approve
eHothouse's acquisitions sufficient to generate $12 million in revenue by the first anniversary of the eHothouse Closing, then the Executive may terminate the Employment Term upon a Notice of Termination within 60 days of such first anniversary. Such notice must specify that such termination is pursuant to this
Section 8(d)(ii). In the event of such a termination pursuant to this Section 8(d)(ii), the Executive shall continue to receive his Base Salary through six
(6) months from the date of such termination and such amount shall not be reduced by any other earnings during such period. In addition to the first one-third (1/3) of the Option granted pursuant to Section 5 hereof which shall be vested as of the first anniversary of the Effective Date, an additional 8.31% (E.G. 3 months additional vesting ) of the Option shall vest on the date of such termination.

                           (e)      WITHOUT CAUSE BY THE COMPANY. The Employment
Term and the Executive's employment hereunder may be terminated by the Company without Cause upon Notice of Termination (as defined below) to the Executive. If the Executive's employment is terminated by the Company without Cause (other than by reason of Disability or death or pursuant to Section 8(d) hereof), the Executive shall continue to receive his Base Salary through the later of (i) the last day of the Employment Term and (ii) the one year anniversary of such termination and such amount shall not be reduced by any other earnings during such period.

                           (f)      TERMINATION BY THE EXECUTIVE FOR GOOD
REASON. The Employment Term and the Executive's employment hereunder may be terminated by the Executive for "Good Reason" upon Notice of Termination to the Company and shall become effective if and only if the Company does not cure the circumstances giving rise to Good Reason within 60 days of the Company's receipt of such Notice of Termination. For purposes of the Agreement, "Good Reason" shall mean (i) a material diminution in the Executive's duties and responsibilities without the Executive's consent, or (ii) a material breach by the Company of the provisions of this Agreement, including without limitation, any reduction by the Company in the Executive's Base Salary; PROVIDED; HOWEVER, that the Executive's relinquishment of the position or title of Chief Executive Officer of the Company while maintaining the position and title of Chief Executive Officer of eHotHouse shall not constitute Good Reason. A termination by the Executive pursuant to this Section 8(f) shall be treated as a termination by the Company without Cause pursuant to Section 8(e) and the provisions of
Section 8(e) shall apply.

                           (g)      TERMINATION BY THE EXECUTIVE (OTHER THAN FOR
GOOD REASON). The Employment Term and the Executive's employment hereunder may be terminated by the Executive for any reason other than Good Reason, upon Notice of Termination (as defined below) to the Company. Upon a termination by the Executive pursuant to this Section 8(g) the Executive shall be entitled to his Base Salary through the date of such termination.

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                                                                               5

                           (h)      Upon the Executive's termination pursuant to
any of Section 8(a)- (g), the Executive (or his estate, as the case may be) shall have no further rights to any compensation (including any Bonus), other than those set forth in whichever is applicable of Section 8(a), (b), (c), (d),
(e), (f) or (g). All other benefits, if any, due the Executive following the Executive's termination of employment pursuant to this Section 8 shall be determined in accordance with the plans, policies and practices of the Company; PROVIDED, HOWEVER, that the Executive shall not participate in any severance plan, policy or program of the Company other than any applicable disability benefit plan of the Company.

                           (i)      NOTICE OF TERMINATION. Any purported
termination of employment by the Company pursuant to Section 8(d) or (e) or by the Executive pursuant to Section 8(d), (f) or (g) shall be communicated by written Notice of Termination to the other party hereto in accordance with
Section 12(h) hereof. For purposes of the Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in the Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                  9.       NON-COMPETITION/CONFIDENTIALITY.

                           (a)      The Executive acknowledges and recognizes
the highly competitive nature of the businesses of the Company and its subsidiaries and accordingly agrees as follows:

                                    (i)     During the Employment Term and for a
period of one (1) year following the date the Executive ceases to be employed by the Company (the "Restricted Period"), the Executive will not directly or indirectly, (A) engage in any business for the Executive's own account that materially competes with the business of the Company as such business is in effect as of the date of the termination, and as to which the Executive had significant involvement, (B) enter the employ of, or render any services to, any person engaged in any business that materially competes with the business of the Company as such business is in effect as of the date of the termination, and as to which the Executive had significant involvement, (C) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any business that materially competes with the business of the Company as such business is in effect as of the date of the termination, and as to which the Executive had significant involvement, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (D) interfere with business relationships (whether formed before or after the date of the Agreement) between the Company and customers or suppliers of the Company.

                                    (ii)    Notwithstanding anything to the
contrary in the Agreement, the Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Executive (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own 1% or more of any class of securities of such person.

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                                                                               6

                           (b)      The Executive agrees that he will not, at
any time during or after the Employment Term, make use of or divulge to any other person, firm or company, any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of the Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. The Executive's obligation under this Section 9(b) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of the Executive; (iii) is known to the Executive prior to his receipt of such information from the Company, or (iv) is hereafter disclosed to the Executive by a third party not under an obligation of confidence to the Company. The Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Board, any document or other object containing or reflecting any such confidential information. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Except as specifically authorized by the Board upon termination of his employment hereunder, the Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

                           (c)      It is expressly understood and agreed that
although the Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in the Agreement is an unenforceable restriction against the Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in the Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                           (d)      For purposes of this Section 9 and of
Section 10 hereof, the Company shall be construed to include the Company and each of its subsidiaries.

                  10.      NON-SOLICITATION/INVENTIONS.

                           (a)      The Executive acknowledges and recognizes
the highly competitive nature of the business of the Company and its affiliates and accordingly agrees as follows:

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                                                                               7

                                    (i)     During the Restricted Period, the
Executive will not, directly or indirectly, solicit or encourage any employee of the Company to leave the employment of the Company.

                                    (ii)    During the Restricted Period, the
Executive will not, directly or indirectly, solicit or encourage to cease to work with the Company any consultant under contract with the Company.

                                    (iii)   During the Restricted Period, the
Executive will not, directly or indirectly, solicit or otherwise proposition any current, past or prospective client or customer of the Company. For purposes of the Agreement, a prospective client is a person or entity with which the Company is engaging in active recruitment or solicitation for the purpose of securing such entity as a client of the Company.

                           (b)      The Executive further acknowledges and
agrees that all discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or otherwise produced by the Executive at any time, alone or with others, and in any way relating to the present or proposed business, products or services of the Company or its affiliates, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, during the Employment Term, ("Inventions"), shall be the sole and exclusive property of the Company. The Executive agrees to, and hereby does, assign to the Company, without any further consideration, all the Executive's right, title and interest throughout the world in and to all Inventions. The Executive agrees that all such Inventions that are copyrightable may constitute "works made for hire" under the copyright laws of the United States and, as such, acknowledges that the Company is the author of such Inventions and owns all of the rights comprised in the copyright of such Inventions and the Executive hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights.

                  11. SPECIFIC PERFORMANCE. The Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 9 or Section 10 would be inadequate and, in recognition of this fact, the Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

                  12.      MISCELLANEOUS.

                           (a)      ACCEPTANCE. The Executive hereby represents
that his performance and execution of the Agreement does not and will not constitute a breach of any agreement or arrangement to which he is a party or is otherwise bound, including, without limitation, any noncompetition or employment agreement.

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                                                                               8

                           (b)      GOVERNING LAW. The Agreement shall be
governed by and construed in accordance with the laws of the State of New York without regard to conflict of law provisions.

                           (c)      ENTIRE AGREEMENT/AMENDMENTS. The Agreement
contains the entire understanding of the parties with respect to the employment of the Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. The Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                           (d)      NO WAIVER. The failure of a party to insist
upon strict adherence to any term of the Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement.

                           (e)      SEVERABILITY. In the event that any one or
more of the provisions of the Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of the Agreement shall not be affected thereby.

                           (f)      ASSIGNMENT. The Agreement shall not be
assignable by the Executive. The Agreement may be assigned by the Company to a company which is a successor in interest to substantially all of the business operations of the Company. Such assignment shall become effective when the Company notifies the Executive of such assignment or at such later date as may be specified in such notice. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, PROVIDED that any assignee expressly assumes the obligations, rights and privileges of the Agreement.

                           (g)      SUCCESSORS; BINDING AGREEMENT. The Agreement
shall inure to the benefit of and be binding upon the Company's and the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                           (h)      NOTICE. All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    If to the Executive:

                                    Mr. Matthew Ryan
                                    313 Lake Street
                                    Pleasantville, New York 10570

                  Copy to:

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                                                                               9

                                    Frankfurt, Garbus, Kurnit, Klein & Selz, PC
                                    488 Madison Avenue, 9th Floor
                                    New York, New York  10022
                                    Attn: Richard Kurnit, Esq.

                                    If to the Company:

                                    Arinco Computer Systems Inc.
                                    20 Dayton Avenue
                                    Greenwich, CT  06830
                                    Attention: Chairman of the Board

                  Copy to: Paul, Weiss, Rifkind, Wharton & Garrison 1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attn:  James M. Dubin, Esq.


                           (i)      or to such other address as either party
shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

                           (j)      WITHHOLDING TAXES. The Company may withhold
from any amounts payable under the Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                           (k)      COUNTERPARTS. The Agreement may be signed in
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.


                  [Remainder of page intentionally left blank]

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                                                                              10

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Employment Agreement as of the day and year first above written.


                                        EXECUTIVE


                                        _______________________________________
                                        Matthew Ryan


                                        ARINCO COMPUTER SYSTEMS INC.


                                        By:____________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A


                          ARINCO COMPUTER SYSTEMS, INC.

                             2000 STOCK OPTION PLAN

                       NONQUALIFIED STOCK OPTION AGREEMENT


                  THIS STOCK OPTION AGREEMENT (the "Agreement"), dated as of August 21, 2000, is made by and between Arinco Computer Systems Inc., a New Mexico corporation (the "Company"), and Matthew Ryan (the "Optionee").

                  WHEREAS, the Company has adopted the Company's 2000 Stock Option Plan (the "Plan"), pursuant to which options may be granted to purchase shares of the Company's Common Stock (the "Common Stock"); and

                  WHEREAS, the Company desires to grant to the Optionee a Nonqualified Stock Option to purchase the number of shares of Common Stock provided for herein;

                  NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  1.       Grant of Option.

                           (a)      Contingent upon the approval of the Plan by
the stockholders of the Company at the annual meeting of the stockholders of the Company on or about September 12, 2000, the Company hereby grants to the Optionee an Option to purchase 3,000,000 shares of Common Stock (such shares, the "Option Shares") on the terms and conditions set forth in the Agreement and as otherwise provided in the Plan. This Option is not intended to be treated as an Incentive Stock Option, as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Optionee understands and acknowledges that the Option Shares have not been registered under the Securities Act of 1933, as amended,

                           (b)      INCORPORATION BY REFERENCE, ETC. The
provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, the Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in the Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and the Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and his legal representative in respect of any questions arising under the Plan or the Agreement.

                  2.       Terms and Conditions.

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                                                                               2

                           (a)      PURCHASE PRICE. The price at which the
Optionee shall be entitled to purchase shares of Common Stock upon the exercise of all or any portion of this Option shall be $1.59 per share.

                           (b)      EXPIRATION DATE. The Option shall expire at
11:59 p.m. Eastern Standard Time on the tenth anniversary of the date of the Agreement.

                           (c)      EXERCISABILITY OF OPTION. Except as may
otherwise be provided herein, subject to the Optionee's continued employment with the Company, or employment with eHothouse Inc., for so long as eHothouse Inc. shall remain an affiliate of the Company. This Option shall become exercisable as to one-third of the Option Shares on the first anniversary of the date hereof and as to 2.77% of the Option Shares as of the first of each calendar month commencing with the first month following the first anniversary of the date hereof, such that this Option shall be 100% exercisable as of the third anniversary of the date hereof.

                           (d)      METHOD OF EXERCISE. This Option may be
exercised only by written notice in the form attached hereto (or a successor form provided by the Committee) delivered in person or by mail in accordance with Section 3(a) hereof and accompanied by payment therefor. The purchase price of the shares of Common Stock shall be paid to the Company (i) by certified check, by a "cashless exercise" procedure if and in the manner approved by the Committee, or (iii) by any other method approved by the Committee in writing. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee.

                                   (i)      EXERCISE UPON DEATH OR TERMINATION
OF EMPLOYMENT. Notwithstanding anything contained in the Plan to the contrary, in the event that the Optionee ceases to be employed by the Company, the Option held by the Optionee (to the extent then outstanding) shall terminate as follows:

                                    (ii)    In the event of the termination of
the Optionee's employment (a) due to his death or (b) due to "Disability" (as defined below), the Option (to the extent exercisable at the time of the Optionee's termination of employment or death, as applicable) shall be exercisable for a period of 365 days following such termination of employment or death, as applicable, and shall thereafter terminate;

                                    (iii)   In the event of the termination of
the Optionee's employment other than a termination described in subsection (vi) of this Section 2(d), (a) by the Company other than for "Cause" (as defined below), death or Disability, (b) by the Optionee with "Good Reason" (as defined below), (c) as a result of eHothouse not being an affiliate or (d) as a result of the failure of the Company to consummate its acquisition of eHothouse, Inc. (the "eHothouse Closing") within 60 days of the date hereof, the first one-third (1/3) of the Option Shares shall vest on the date of such termination (to the extent not already vested) and the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate;

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                                                                               3

                                    (iv)    In the event of the termination of
the Optionee's employment by the Company for Cause or as a result of the failure of the Company to consummate the eHothouse Closing within 60 days of the date hereof, the Option (whether or not exercisable at the time of such termination) shall terminate on the date of the Optionee's termination of employment; and

                                    (v)     If the Optionee terminates his
employment without Good Reason other than a termination described in subsection
(vi) of this Section 2(d), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of thirty (30) days following such termination of employment and shall thereafter terminate; provided that a voluntary termination of employment within thirty
(30) days following a commission of any of the acts which would otherwise constitute Cause shall be treated as a termination by the Company for Cause.

                                    (vi)    If the Optionee's employment with
the Company is terminated by either the Optionee (with the Board's consent) or by the Company other than for Cause, and the Optionee remains the Chief Executive Officer of eHothouse, then the Option shall continue to become exercisable (vest) as if no such termination of employment had occurred such that the Option shall be 100% exercisable as of the third anniversary of the date hereof.

                                    (vii)   For purposes of the Agreement, the
terms "Cause", "Good Reason" and "Disability" shall have the meaning ascribed to them in any existing employment, consulting between the Optionee and the Company.

                           (e)      NONTRANSFERABILITY. This Option shall not be
transferable by the Optionee other than by will or the laws of descent and distribution.

                           (f)      RIGHTS AS STOCKHOLDER. The Optionee shall
not be deemed for any purpose to be the owner of any shares of Common Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Optionee the Option Shares, and (iii) the Optionee's name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.

                           (g)      WITHHOLDING TAXES. Prior to the delivery of
a certificate or certificates representing the Option Shares, the Optionee must pay in the form of a certified check to the Company any such additional amount as the Company determines that it is required to withhold under applicable federal, state or local tax laws in respect of the exercise or the transfer of Option Shares; PROVIDED that the Committee may, in its sole discretion, allow such withholding obligation to be satisfied by any other method described in
Section 8(d) of the Plan.

                  3.       Miscellaneous.

                          (a)       NOTICES. Any and all notices, designations,
consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the Secretary of the Company at the principal office of the Company and, in the case of the Optionee, to Optionee's address appearing on the books of the Company or to Optionee's residence or to such other address as may be designated in writing by the Optionee.

                           (b)      NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in
the Plan or in the Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company, which are hereby expressly reserved, to remove, terminate or discharge the Optionee at any time for any reason whatsoever, with or without cause.

                           (c)      BOUND BY PLAN. By signing the Agreement, the
Optionee acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

                           (d)      SUCCESSORS. The terms of the Agreement shall
be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Optionee and the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                           (e)      INVALID PROVISION. The invalidity or
unenforceability of any particular provision hereof shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

                           (f)      MODIFICATIONS. No change, modification or
waiver of any provision of the Agreement shall be valid unless the same be in writing and signed by the parties hereto.

                           (g)      ENTIRE AGREEMENT. The Agreement and the Plan
contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

                           (h)      GOVERNING LAW. The Agreement and the rights
of the Optionee hereunder shall be construed and determined in accordance with the laws of the State of New York.

                           (i)      HEADINGS. The headings of the Sections
hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of the Agreement.

                           (j)      COUNTERPARTS. The Agreement may be executed
in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Option Agreement as of the date and year first above written.


                                        ARINCO COMPUTER SYSTEMS INC.


                                        By: ___________________________________

                                        TITLE _________________________________


                                        OPTIONEE

                                        SIGNATURE:_____________________________

                                        Printed Name:  MATTHEW RYAN
                                                     --------------------------
                                        Address: ______________________________

                            NOTICE OF OPTION EXERCISE

                                   PURSUANT TO

                          ARINCO COMPUTER SYSTEMS INC.

                             2000 STOCK OPTION PLAN


To exercise your option to purchase shares of Arinco Computer Systems Inc. ("Shares"), please FILL OUT THIS FORM AND RETURN IT TOGETHER WITH A CERTIFIED CHECK IN THE AMOUNT OF THE EXERCISE PRICE DUE, which is the product of the number of Shares with respect to which you are exercising your purchase option and the per share exercise price of $____. You are not required to exercise your option with respect to all Shares thereunder. However, the minimum number of Shares with respect to which you may exercise your option is 100 Shares, or the total remaining number of Shares subject to your option, if less. You also must include a certified check in the amount of required payroll taxes and income tax withholding due in connection with your exercise, unless the Committee administering the Stock Option Plan specifically provides for this obligation to be satisfied in a different manner.


I hereby exercise my right to purchase ____ Shares under the stock option granted to me pursuant to the Nonqualified Stock Option Agreement between myself and Arinco Computer Systems Inc., dated as of August 21, 2000. I am vested in my stock option as to the Shares being purchased hereunder. Enclosed is one or more certified checks for the exercise price of $_______ and the required withholding of $_______. (Please contact the Company to determine the amount of required withholding.)


                                        Signature: ____________________________

                                        Printed Name: _________________________

                                        Social Security Number: _______________

                                        Date: _________________________________